CPI Aerostructures, Inc. 8-K

Exhibit 99.1

CPI AEROSTRUCTURES REPORTS SECOND QUARTER

AND SIX MONTH 2026 RESULTS

Second Quarter 2026 vs. Second Quarter 2025

●	Revenue of $17.6 million compared to $15.2 million;
●	Gross profit of $3.9 million compared to $0.7 million;
●	Gross margin of 22.0% compared to 4.4% (17.1% excluding A-10 Program impact);
●	Net income of $0.7 million compared to net (loss) of $(1.3) million;
●	Earnings per share of $0.05 compared to (loss) per share of $(0.10);
●	Adjusted EBITDA(1) of $1.4 million compared to $(1.7) million ($0.6 million excluding A-10 Program impact).

Six Months 2026 vs. Six Months 2025

●	Revenue of $34.9 million compared to $30.6 million;
●	Gross profit of $8.4 million compared to $2.3 million;
●	Gross margin of 23.9% compared to 7.6% (19.3% excluding A-10 Program impact);
●	Net income of $1.9 million compared to net (loss) of $(2.6) million;
●	Earnings per share of $0.15 compared to (loss) per share of $(0.21);
●	Adjusted EBITDA(1) of $3.5 million compared to $(2.5) million ($2.0 million excluding A-10 Program impact).

EDGEWOOD, N.Y. – August 13, 2026 – CPI Aerostructures, Inc. (“CPI Aero” or the “Company”) (NYSE American: CVU) today announced financial results for the three and six months ended June 30, 2026, demonstrating substantial year-over-year improvement and meaningful margin expansion. The Company’s results benefited from a more favorable product mix, strengthened operational execution, and disciplined cost management across key Aerospace & Defense programs.

“Our six months performance showcases the results of a focused growth strategy and disciplined execution, delivering year-over-year gains across every major metric,” said Dorith Hakim, Chief Executive Officer of CVU. “Demand across our core defense platforms remains strong, and the combination of a more favorable product mix and operational efficiencies drove a $6.0 million increase in gross profit and a $4.6 million increase in net income. Adjusted EBITDA of $3.5 million represents a clear inflection point for the business, even when normalizing for the A-10 program impact.”

Added Ms. Hakim, “With a $533 million backlog, supported by the recent $62 million in contract awards this year for new generation products, and the growing confidence of our customers, we remain focused on disciplined program execution, quality, and delivery performance—pillars that support both near-term profitability and long-term value creation. We have entered the second half of 2026 with strong visibility and confidence, well-aligned to deliver continued financial improvement and sustained momentum into 2027.”

About CPI Aero

CPI Aero is a prime contractor to the U.S. Department of Defense as well as a Tier 1 subcontractor to some of the largest aerospace and defense contractors in the world. CPI Aero provides engineering, program management, supply chain management, assembly operations and MRO services to this global network of customers. CPI Aero is recognized as a leader within the international aerospace market in such areas as aircraft structural assemblies, military advanced tactical pod structures, engine air inlets, and complex welded products.

Our OEM customers in the defense sector include (i) Lockheed Martin Corporation and Sikorsky Aircraft, for the F-16 Fighting Falcon, the UH-60 BLACK HAWK©, the MH-60 Seahawk, the CH-53E and the CH-53K King Stallion; (ii) RTX Corporation, formerly Raytheon, for the ALQ-249 Next Generation Jammer Mid-Band Pod for the EA-18G Growlers, the Advanced Tactical Pods, the MS-110 & TacSAR Reconnaissance Airborne Pods, Hypersonic Missile Wings, and B-52 Radar Modernization; (iii) L3Harris for the Next Generation Jammer Low-Band Pod for the EA-18G Growlers; (iv) Collins Aerospace, for RF Enclosures; (v) Northrop Grumman Corporation, for the E-2D Advanced Hawkeye, the Airborne Laser Mine Detection Pod, welded tubes, aerial refueling probes, and welded fluid tanks; and (vi) the DOD/USAF and the Defense Logistics Agency for the T-38 Pacer Classic and T-38 Talon. Our OEM customers in the civil aviation market include Embraer S.A. for the Phenom 300 and Phenom 100.

Our funded backlog of remaining performance obligations exceeds $100 million and the unfunded backlog of future orders for the expected duration of existing programs is $433 million. Our total backlog is $533 million.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this press release are forward-looking statements. Words such as “remain focused,” “well-aligned,” “sustained momentum,” “confidence,” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements include statements regarding the Company’s backlog, future performance, program execution and expectations regarding continued financial improvement. The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements.

Forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on X @CPIAERO.

Contacts:

Investor Relations Counsel	CPI Aerostructures, Inc.
Alliance Advisors IR	Robert Mannix
Jody Burfening	Chief Financial Officer
(212) 838-3777	(631) 586-5200
cpiaero@allianceadvisors.com	rmannix@cpiaero.com
www.cpiaero.com

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

	June 30, 2026 (Unaudited)	December 31, 2025
ASSETS
Current Assets:
Cash	$835,875	$899,199
Accounts receivable, net	9,839,740	5,764,928
Contract assets	34,278,512	33,670,354
Inventory	620,268	800,823
Prepaid expenses and other current assets	2,103,024	2,272,696
Total Current Assets	47,677,419	43,408,000

Operating lease right-of-use assets	8,777,416	9,515,207
Property and equipment, net	512,562	412,553
Deferred tax asset, net	19,472,988	19,894,796
Goodwill	1,784,254	1,784,254
Other assets	486,377	229,691
Total Assets	$78,711,016	$75,244,501

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$16,035,856	$14,724,293
Accrued expenses	3,041,457	4,763,719
Contract liabilities	2,970,578	1,628,382
Loss reserve	126,676	138,426
Current portion of long-term debt	250,000	187,500
Financing lease liabilities, current	18,613	—
Operating lease liabilities, current	1,515,379	1,434,385
Income taxes payable	230,311	142,540
Total Current Liabilities	24,188,870	23,019,245

Line of credit	9,173,672	8,373,672
Long-term financing lease liabilities	86,993	—
Long-term operating lease liabilities	7,572,027	8,353,120
Long-term debt, net of current portion	9,578,051	9,690,890
Total Liabilities	50,599,613	49,436,927

Commitments and Contingencies

Shareholders’ Equity:
Preferred stock - $.001 par value; authorized 5,000,000 shares, 0 shares issued and outstanding	—	—
Common stock - $.001 par value; authorized 50,000,000 shares, 13,227,806 and 13,155,061 shares, respectively, issued and outstanding	13,228	13,155
Additional paid-in capital	75,523,591	75,142,168
Accumulated deficit	(47,425,416)	(49,347,749)
Total Shareholders’ Equity	28,111,403	25,807,574
Total Liabilities and Shareholders’ Equity	$78,711,016	$75,244,501

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$17,581,532	$15,179,108	$34,941,472	$30,579,716
Cost of sales	13,709,795	14,515,726	26,589,844	28,266,859
Gross profit	3,871,737	663,382	8,351,628	2,312,857

Selling, general and administrative expenses	2,675,952	2,654,024	5,326,215	5,489,801
Income (loss) from operations	1,195,785	(1,990,642)	3,025,413	(3,176,944)

Other income	—	5,480	30,373	6,980
Interest expense	(312,939)	(287,546)	(604,874)	(775,637)
Income (loss) before provision for income taxes	882,846	(2,272,708)	2,450,912	(3,945,601)

Provision (benefit) for income taxes	197,231	(947,749)	528,579	(1,296,718)
Net income (loss)	$685,615	$(1,324,959)	$1,922,333	$(2,648,883)

Income per common share, basic	$0.05	$(0.10)	$0.15	$(0.21)
Income per common share, diluted	$0.05	$(0.10)	$0.15	$(0.21)

Shares used in computing income per common share:
Basic	12,908,141	12,748,869	12,885,785	12,728,209
Diluted	13,042,595	12,748,869	13,056,924	12,728,209

Unaudited Reconciliation of GAAP to Non-GAAP Measures

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP income from operations plus depreciation, amortization and stock-compensation expense.

Adjusted EBITDA as calculated by us may be calculated differently than Adjusted EBITDA for other companies. We have provided Adjusted EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance understanding of our operating results. Adjusted EBITDA should not be construed as either an alternative to income from operations or net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. The adjustments to calculate this non-GAAP financial measure and the basis for such adjustments are outlined below. Please refer to the following table below that reconciles GAAP income (loss) from operations to Adjusted EBITDA.

The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Depreciation. The Company incurs depreciation expense (recorded in cost of sales and in selling, general and administrative expenses) related to capital assets purchased, leased or constructed to support the ongoing operations of the business. The assets are recorded at cost and are depreciated over the estimated useful lives of individual assets.

Stock-based compensation expense. The Company incurs non-cash expense related to stock-based compensation included in its GAAP presentation of cost of sales and selling, general and administrative expenses. Management believes that exclusion of these expenses allows comparison of operating results to those of other companies that disclose non-GAAP financial measures that exclude stock-based compensation.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the Adjusted EBITDA financial adjustments described above, and investors should not infer from the Company's presentation of this non-GAAP financial measure that these costs are unusual, infrequent, or non-recurring.

Reconciliation of income (loss) from operations to Adjusted EBITDA is as follows:

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Income (loss) from operations	$1,195,785	(1,990,642)	$3,025,413	(3,176,944)
Depreciation	26,407	88,598	66,136	187,365
Stock-based compensation	146,209	168,583	381,496	488,812
Adjusted EBITDA	1,368,401	(1,733,461)	3,473,045	(2,500,767)
A-10 Termination	—	2,322,831	—	4,468,528
Adjusted EBITDA Excluding A-10 adjustment	$1,368,401	589,370	$3,473,045	1,967,761